Exhibit 99.1

News for Immediate Release

Contact:

Lee Jacobson

Investor Relations

First Marblehead

800 Boylston Street, 34th FL

Boston, MA 02199

617.638.2065

First Marblehead Announces First Quarter Fiscal 2010 Financial Results

BOSTON, MA, October 26, 2009 — The First Marblehead Corporation (NYSE: FMD) today announced its financial and operating results for the first quarter of fiscal 2010 which ended September 30, 2009.

Total revenues for the first quarter of fiscal 2010 were $13.5 million, as compared to ($84.9) million for the same period last year.

Total non-interest expenses for the first quarter of fiscal 2010 were $150.2 million, including a $121.5 million unrealized loss on education loans held for sale, as compared to $60.9 million for the first quarter of fiscal 2009, including a $21.2 million unrealized loss on education loans held for sale.  Compensation and benefits expenses decreased by $7.1 million or 47% and general and administrative expenses decreased by $3.9 million or 16%, each respectively, from the same period last year, principally as a result of the company’s expense reduction initiatives.

For the first quarter of fiscal 2010, the company recorded a net loss of $94.1 million or $0.95 per share compared to a net loss of $92.9 million or $0.94 per share for the same period last year.

The company ended the quarter with $176.9 million in cash, cash equivalents and investments.  On October 1, 2009, the company received $176.6 million from the Internal Revenue Service as a refund for federal taxes previously paid.  On October 16, 2009 the company received proceeds of $121.5 million upon the sale of a portfolio of private student loans held by its bank subsidiary.  Following receipt of the tax refund and portfolio sale proceeds, the company had approximately $475 million of cash, cash equivalents and investments on a consolidated basis.

Net operating cash usage was approximately $14.7 million for the quarter ended September 30, 2009, up from approximately $10.7 million for the quarter ended June 30, 2009 (See below under the heading “Use of Non-GAAP Financial Measures”).  The increase over June’s cash usage was primarily due to transaction costs associated with the portfolio sale.

About The First Marblehead Corporation — First Marblehead helps meet the growing demand for private education loans by offering national and regional financial institutions and educational institutions an integrated suite of design, implementation and capital markets services for student loan programs. First Marblehead supports responsible lending and is a strong proponent of the smart borrowing principle, which encourages students to access scholarships, grants and federally guaranteed loans before considering private education loans; please see www.SmartBorrowing.org.  For more information, go to www.firstmarblehead.com.

Statements in this press release, including the financial tables, regarding First Marblehead’s future financial and operating results and liquidity as well as any other statements that are not purely historical, constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based upon our historical performance, the historical performance of the securitization trusts that we have facilitated (the “Trusts”) and on our plans, estimates and expectations as of October 26, 2009.  The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future results, plans, estimates or expectations contemplated by us will be achieved.  You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause our actual financial or operational results, including the performance of the Trusts and resulting cash flows, facilitated loan volumes or financing-related revenues, or the timing of events, to be materially different than those expressed or implied by forward-looking statements.  Important factors that could cause or contribute to such differences include: market acceptance of, and demand for, our Monogram loan product and fee-based service offerings, including our success in providing them to former, current and prospective clients; capital markets conditions and our ability to structure securitizations or alternative financings; the size, structure and timing of any such securitizations or alternative financings; any investigation, audit, claim, action or suit relating to the transfer of the trust certificate of NC Residuals Owners Trust or the asset services agreement between the purchaser and the company, including any such proceeding initiated by the Internal Revenue Service relating to any tax refund previously received;  the estimates and assumptions we make in preparing our financial statements, including quantitative and qualitative factors used to estimate the fair value of additional structural advisory fees, asset servicing fees, residuals receivables and loans held for sale; our compliance with banking regulations and directives, including regulatory capital requirements and the terms of our supervisory agreement with the Office of Thrift Supervision (OTS) and the cease and desist order issued by the OTS to our subsidiary Union Federal Savings Bank; and the other factors set forth under the caption “Item 1A. Risk Factors” in our annual report on Form 10-K filed with the Securities and Exchange Commission on September 3, 2009.  Important factors that could cause or contribute to future adjustments to the estimates and assumptions we make in preparing our financial statements include: actual transactions or market observations relating to asset-backed securities, loan portfolios or corporate debt securities; variance between our performance assumptions and the actual performance of the Trusts or our loans held for sale; economic, legislative, regulatory, competitive and other factors affecting discount, default, recovery and prepayment rates on loan portfolios held by us and the Trusts, including general economic conditions, the consumer credit environment and unemployment rates; management’s determination of which qualitative and quantitative factors should be weighed in our estimates, and the weight to be given to such factors; capital market receptivity to securities backed by private student loans, particularly direct-to-consumer loans; developments in the bankruptcy proceedings of The Education Resources Institute, Inc., including the terms of any plan of reorganization and the outcome of the challenges to the enforceability of security interests of the Trusts, which could adversely affect the Trusts’ rights to future recoveries on certain defaulted loans; and interest rate trends.  We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

-financial tables to follow-

The First Marblehead Corporation and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three Months Ended September 30, 2009 and 2008

(Unaudited)

(dollars and shares in thousands, except per share amounts)

	Three months ended
	September 30,
	2009	2008
Service revenues:

Additional structural advisory fees - trust updates	$363	$(17,890)
Asset servicing fees:
Fee income	2,102	—
Fee updates	160	—
Total asset servicing fees	2,262	—

Residuals - trust updates	824	(80,156)
Administrative and other fees	5,597	6,004
Total service revenues	9,046	(92,042)

Net interest income	4,440	7,137

Total revenues	13,486	(84,905)

Non-interest expenses:
Compensation and benefits	8,137	15,257
General and administrative expenses	20,559	24,447
Unrealized loss on loans held for sale	121,506	21,226
Total non-interest expenses	150,202	60,930

Loss before income taxes	(136,716)	(145,835)

Income tax benefit	(42,650)	(52,938)

Net loss	$(94,066)	$(92,897)

Net loss per share, basic	$(0.95)	$(0.94)
Net loss per share, diluted	(0.95)	(0.94)

Weighted average shares outstanding, basic	99,156	98,964
Weighted average shares outstanding, diluted	99,156	98,964

-more-

The First Marblehead Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

As of September 30, 2009 and June 30, 2009

(Unaudited)

(dollars in thousands)

	September 30, 2009	June 30, 2009
Assets
Cash, cash equivalents and investments	$176,905	$167,220
Federal funds sold	10,780	14,326
Loans held for sale	232,775	350,960
Service receivables:
Additional structural advisory fees	55,469	55,130
Asset servicing fees	4,647	2,385
Residuals	10,784	9,960
Total service receivables	70,900	67,475

Property and equipment, net	16,764	19,929
Intangible assets, net	1,733	1,931
Other prepaid expenses	3,521	3,571
Mortgage loans held to maturity, net	8,543	9,515
Income taxes receivable	159,084	166,410
Net deferred tax asset	49,707	13,124
Other assets	5,986	6,869
Total assets	$736,698	$821,330

Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$156,372	$154,462
Education loan warehouse facility	229,474	230,137
Accounts payable and accrued expenses	30,248	21,512
Other liabilities	8,464	9,754
Total liabilities	424,558	415,865

Commitments and contingencies	—	—

Stockholders’ equity	312,140	405,465
Total liabilities and stockholders’ equity	$736,698	$821,330

-more-

The First Marblehead Corporation and Subsidiaries

Balance Sheet Metrics

Roll-forward of Additional Structural Advisory Fees and Residuals Receivables

(Unaudited)

(dollars in thousands)

	Three months ended
	September 30,
	2009	2008
Additional Structural Advisory Fees Receivable
Beginning of period balance	$55,130	$113,842

Cash received from trust distributions	(24)	(1,477)

Trust updates:
Passage of time (fair value accretion)	1,746	2,789
Other factors, net	(1,383)	(20,679)
Net change from trust updates	363	(17,890)

End of period balance	$55,469	$94,475

Residuals Receivable

Beginning of period balance	$9,960	$293,255

Trust updates:
Passage of time (fair value accretion)	426	10,931
Other factors, net	398	(91,087)
Net change from trust updates	824	(80,156)

End of period balance	$10,784	$213,099

Note: Factors affecting the valuation of structural advisory fees and residuals receivables include changes, if any, to the assumptions we use in estimating the fair value of these receivables.  In light of conditions in the asset-backed securities market and our ongoing evaluation of actual trust performance, we changed certain assumptions used to determine the fair value of our residual and additional structural advisory fee receivables at September 30, 2009.  We continue to monitor the performance of trust assets against our expectations, as well as other inputs necessary to estimate the present value of our additional structural advisory fee and residuals receivables.  We will make such additional adjustments to our estimates as we believe are necessary to value properly our receivables balances at each balance sheet date.

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Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States (“GAAP”), the company has included in this press release  an additional financial metric, “net operating cash usage,” that was not prepared in accordance with GAAP.  Legislative and regulatory changes discourage the use of and emphasis on non-GAAP financial metrics and require companies to explain why a non-GAAP financial metric is relevant to management and investors.

First Marblehead believes that the inclusion of the non-GAAP financial metric helps investors to gain a better understanding of the company’s quarterly results, including non-interest expenses, and quarter-end liquidity position, particularly in light of ongoing capital markets dislocations that have prevented the company from accessing the securitization markets.  Management uses the non-GAAP financial metric, in addition to GAAP financial measures, as a basis for measuring and forecasting the company’s core operating performance and comparing such performance to that of prior periods.  The non-GAAP financial measure is also used by management in its financial and operational decision-making.

There are limitations associated with reliance on the non-GAAP financial measure because it is specific to First Marblehead’s operations and financial performance, which makes comparisons with other companies’ financial results more challenging.  Nevertheless, by providing both GAAP and non-GAAP financial measures, the company believes that investors are able to compare the company’s GAAP results to those of other companies while also gaining a better understanding of the company’s operating performance, consistent with management’s evaluation.

First Marblehead defines “net operating cash usage” to mean approximate cash used in operations, before tax payments.  In accordance with the requirements of Regulation G promulgated by the Securities and Exchange Commission, the table below presents the most directly comparable GAAP financial measure, (loss) before income taxes, for the four quarters ending September 30, 2009 and reconciles the GAAP measure to the non-GAAP financial metric:

	(Unaudited) (dollars in thousands)
	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008
(Loss) before income taxes	$(136,716)	$(54,183)	$(205,588)	$(145,233)
Depreciation and amortization	3,693	3,851	4,214	4,680
Stock-based compensation expense	1,540	1,468	1,587	1,675
Unrealized losses on loans held for sale and mortgage loans, net	121,456	40,194	47,699	29,424
Prepaid default prevention expense	—	—	3,806	2,724
Disposition of residuals	—	—	134,481	—
Cash receipts from student loans	4,738	4,342	4,692	3,592
Cash receipts from trust distributions	24	25	26	27
Interest income accruals from student loans	(8,127)	(8,269)	(8,547)	(11,311)
Net residual accretion from trust updates	(824)	(2,309)	1,885	69,082
Asset servicing fee income	(2,262)	(2,385)	—	—
Net structural advisory fees accretion from trust updates	(363)	5,691	4,063	29,513
Other, net	2,102	828	(1,863)	796
Non-GAAP net operating cash usage	$(14,739)	$(10,747)	$(13,545)	$(15,031)

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© 2009 First Marblehead